UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2023
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STEM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 California St., 14th Floor, San Francisco, California 94111
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stem, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders on June 7, 2023 (the “2023 Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement filed with the SEC on April 21, 2023:

Proposal 1:    to elect three Class II directors;

Proposal 2:    to amend and restate our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the declassification of our Board of Directors over a five-year period, and to make corresponding updates to director removal provisions;

Proposal 3:    to amend and restate our Certificate of Incorporation to eliminate supermajority voting requirements to amend our Certificate of Incorporation and our Bylaws;

Proposal 4:    to amend and restate our Certificate of Incorporation to provide exculpation from liability for certain officers of the Company in accordance with recent amendments to Delaware law;

Proposal 5:    to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

Proposal 6:    to approve, on an advisory basis, the compensation of our named executive officers.

At the 2023 Annual Meeting, a total of 97,046,936 shares of the Company’s common stock entitled to vote, or approximately 62% of the total shares entitled to vote, were present or represented by proxy.

Proposal 1 – Election of Directors. The following Class II director nominees were elected for a three-year term, or until their respective successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Adam E. Daley	59,179,725	3,354,997	34,512,214
Anil Tammineedi	58,445,467	4,089,255	34,512,214
Lisa L. Troe	58,738,115	3,796,607	34,512,214

Proposal 2 – Amendment and Restatement of our Certificate of Incorporation to Declassify our Board of Directors over a Five-year Period. Proposal 2 did not receive the required affirmative vote of at least 66 ⅔% of the Company’s outstanding shares of common stock entitled to vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,900,202	417,858	216,662	34,512,214

Proposal 3 – Amendment and Restatement of our Certificate of Incorporation to Eliminate Supermajority Voting Requirements to Amend our Certificate of Incorporation and Bylaws. Proposal 3 did not receive the required affirmative vote of at least 66 ⅔% of the Company’s outstanding shares of common stock entitled to vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,339,559	886,885	308,278	34,512,214

Proposal 4 – Amendment and Restatement of our Certificate of Incorporation to Limit the Liability of Certain Officers of the Company, in accordance with Recent Amendments to Delaware Law. Proposal 4 did not receive the required affirmative vote of at least 66 ⅔% of the Company’s outstanding shares of common stock entitled to vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,647,678	9,609,548	277,496	34,512,214

Proposal 5 – Ratification of Independent Auditor for 2023. Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,553,592	366,142	127,202	0

Proposal 6 – Advisory Vote on Executive Compensation. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,437,195	15,778,304	319,223	34,512,214

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: June 7, 2023	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Corporate Secretary
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